EXHIBIT 10.2

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Forbearance Agreement”) is entered into as of April 30, 2017, by and between (a) SILICON VALLEY BANK, a California corporation (“Bank”), and (b) (i) XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”), (ii) BACTERIN INTERNATIONAL, INC., a Nevada corporation (“Bacterin”), (iii) X-SPINE SYSTEMS, INC., an Ohio corporation (“X-spine”), and (iv) XTANT MEDICAL, INC., a Delaware corporation (“Xtant”, and together with Holdings, Bacterin and X-spine, individually and collectively, jointly and severally, the “Borrower”).

1.                DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 25, 2016, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of May 25, 2016, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of August 12, 2016 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, and (b) the “Intellectual Property Collateral”, as such term is defined in that certain Intellectual Property Security Agreement, executed and delivered by Borrower to Bank, dated as of May 25, 2016 (the “IP Agreement”). Hereinafter, the Loan Agreement and the IP Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations, shall be referred to as the “Existing Loan Documents”.

3.                ACKNOWLEDGMENT OF DEFAULTS. Borrower acknowledges that (i) an Event of Default under Section 8.2(a) of the Loan Agreement has occurred by virtue of Borrower failing to deliver an “unqualified” opinion from an independent certified public accounting firm, on the annual financial statements of Borrower for the fiscal year ended December 31, 2016 (such opinion includes a “going concern” qualification), and (ii) an Event of Default or Events of Default under Section 8.3, 8.6 and/or Section 8.9 of the Loan Agreement have occurred by virtue of Borrower’s events of default under the OrbiMed Loan Documents, that certain Indenture, dated as of July 31, 2015, by and between Holdings and Wilmington Trust, National Association, as trustee, and certain Convertible Promissory Notes issued by Holdings to ROS Acquisition Offshore LP on April 14, 2016 (in the aggregate principal amount of $1,428,552.78) and January 17, 2017 (in the aggregate principal amounts of $995,700 and $42,856.59), and to OrbiMed Royalty Opportunities II, LP on April 14, 2016 (in the aggregate principal amount of $809,613.67) and January 17, 2017 (in the aggregate principal amounts of $564,300 and $24,288.41), as a result of such “going concern” qualification (the foregoing Events of Default described in clause (i) and clause (ii) are collectively referred to as the “Stated Defaults”).

4.                FORBEARANCE BY BANK.

A.	In consideration of, among other things, Borrower’s compliance with each and every term of this Forbearance Agreement, Bank hereby agrees to forbear from exercising its rights and remedies as a result of the Stated Defaults until the earlier of (i) a Default or an Event of Default occurs under the Loan Agreement (with the sole exception of the Stated Defaults), (ii) the failure of Borrower to promptly, punctually, or faithfully perform or comply with any term or condition of this Forbearance Agreement as and when required, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE, or (iii) 3:00 p.m. Pacific time on May 5, 2017 (the period commencing as of the date of the effectiveness of this Forbearance Agreement and ending on the earlier of (i), (ii) or (iii) above shall be referred to as the “Forbearance Period”).

B.	Borrower hereby acknowledges and agrees that nothing contained in this section or in any other section of this Forbearance Agreement shall be deemed or otherwise construed as a waiver by Bank of the Stated Defaults or any other Default or Event of Default (whether now existing or hereafter arising) or of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise. This Forbearance Agreement shall only constitute an agreement by Bank to forbear from enforcing its rights and remedies based upon the Stated Defaults, upon the terms and conditions set forth herein. Upon the expiration of the Forbearance Period, the agreement of Bank to forbear as set forth in this Forbearance Agreement shall automatically terminate and Bank may immediately commence enforcing its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise, in such order and manner as Bank may determine appropriate.

5.                TERMS OF FORBEARANCE.

A.	From and after the execution of this Forbearance Agreement, Borrower agrees that Bank shall have no further obligation to make any Advances to Borrower, or to issue any other Credit Extensions for Borrower’s account, or to provide any other extensions of credit of any kind (if an obligation exists in a particular instance) to Borrower. Notwithstanding the foregoing, during the Forbearance Period and at the request of Borrower, Bank may, in its sole and absolute discretion, continue to make Advances (hereinafter, such financial accommodations shall be referred to collectively as “Discretionary Financial Accommodations” and singly as a “Discretionary Financial Accommodation”), subject, in all events, to the terms and conditions of this Forbearance Agreement, the Loan Agreement, (including but not limited to, all limitations imposed by the Availability Amount) and the other Loan Documents, as affected hereby. Borrower covenants and agrees that if, in the sole and absolute discretion of Bank, Bank shall make any Discretionary Financial Accommodation during the Forbearance Period, such act shall not constitute (i) a waiver of the Stated Defaults, or of any other Default or Event of Default which may now exist or which may occur after the date of this Forbearance Agreement under any of the Loan Documents, or (ii) an agreement on the part of Bank to make any further extensions of credit of any kind to Borrower at a later date.

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B.	At all times during the Forbearance Period, Borrower shall comply with all terms and conditions of the Loan Agreement and the other Loan Documents including, without limitation, all representations, warranties, affirmative and negative covenants contained in the Loan Agreement and the other Loan Documents.
C.	During the Forbearance Period, Borrower shall continue to remit all regularly scheduled payments (whether due on account of any Credit Extension or otherwise, including all principal, interest, fees, costs and other amounts) which may become due under the Loan Agreement, as and when such payments are due.

6.                FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Forbearance Agreement.

7.                RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.                RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.             NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.             CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Forbearance Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to forbear from enforcing it rights and remedies pursuant to this Forbearance Agreement in no way shall obligate Bank to make any future forbearances or make any other modifications to the Obligations. Nothing in this Forbearance Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Forbearance Agreement.

12.             JURISDICTION/VENUE/TRIAL WAIVER. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

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13.             COUNTERSIGNATURE. This Forbearance Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

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This Forbearance Agreement is executed as of the date first written above.

BANK:

SILICON VALLEY BANK

By	/s/ Zach Norris
Name:	Zach Norris
Title:	Vice President

BORROWER:

XTANT MEDICAL HOLDINGS, INC.		BACTERIN INTERNATIONAL, INC.

By	/s/ John P. Gandolfo	By	/s/ John P. Gandolfo
Name:	John P. Gandolfo	Name:	John P. Gandolfo
Title:	CFO	Title:	CFO

X-SPINE SYSTEMS, INC.		XTANT MEDICAL, INC.

By	/s/ John P. Gandolfo	By	/s/ John P. Gandolfo
Name:	John P. Gandolfo	Name:	John P. Gandolfo
Title:	CFO	Title:	CFO

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